FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT is made this 22ND day of DECEMBER, 1997, to the Lease dated March 12th, 1997, by and between SCOTTSDALE STETSON CORPORATION, AN ARIZONA CORPORATION, as Landlord, and VIRTUAL TECHNOLOGIES, INC., A NEVADA CORPORATION, as Tenant for the premises located at 7309 East Stetson Drive, Suite 102, City of Scottsdale, County of Maricopa, State of Arizona, known as the "Existing Lease".

                                   WITNESSETH:
         WHEREAS, it is the mutual desire of the parties herein above to amend said Lease as follows:

        1. Under the terms of the lease between Scottsdale Stetson Corporation and Virtual Technologies, Inc, Tenant failed to exercise its Option to Renew as specified on page 30, paragraph 49, of the lease, and such option is null and void.

        2. The term of the lease is hereby extended from March 12th, 1998 to March 11, 1999, with the Guaranteed Minimum Monthly Rental being increased to $1,845.33.

All other terms and conditions set forth in the existing lease remain in effect.

In witness whereof, this First Amendment to Lease Agreement has been executed on the date first written above.

SCOTTSDALE STETSON CORPORATION, LANDLORD

 /s/ Patrick J. Logue
-----------------------------------------
BY:  PATRICK J. LOGUE
TITLE: PRESIDENT


VIRTUAL TECHNOLOGIES, INC., TENANT

/s/ Leif Schipper
-----------------------------------------
BY:  LEIF SCHIPPER
TITLE: PRESIDENT